MID CAP VALUE PORTFOLIO SERIES TRUST II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
03/20/02	Alcon, Inc.
Shares            Price         Amount
300 	  	$33.00		$9,900

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$1.27       N/A		0.00%	           0.00%

Broker
First Boston Brokerage Co.

Underwriters of Alcon, Inc.


UNDERWRITER                                               SHARES
-----------     			                ----------

Credit Suisse First Boston Corp.			 15,606,563
Merrill Lynch, Pierce, Fenner & Smith Inc.		 15,606,562
Goldman, Sachs & Co.     				  6,242,625
J.P. Morgan Securities Inc.     			  6,242,625
Salomon Smith Barney Inc.     				  6,242,625
Banc of America Securities LLC     			  2,497,050
Lehman Brothers Inc.  					  2,497,050
Morgan Stanley & Co. Incorporated	    	          2,497,050
SG Cowen Securities Corporation     			  2,497,050
UBS Warburg LLC     					  2,497,050
ABN AMRO Rothschild LLC       				    418,500
Allen & Company Incorporated       			    418,500
M.R. Beal & Company      				    209,250
Bear, Stearns & Co. Inc.       				    418,500
Blaylock & Partners, L.P.       			    418,500
BNP Paribas Securities Corp. 				    418,500
Cazenove & Co. Ltd       				    418,500
CIBC World Markets Corp.       				    418,500
Daiwa Securities SMBC Europe Limited       		    418,500
Deutsche Banc Alex. Brown Inc.       			    418,500
Dresdner Kleinwort Wasserstein Securities LLC.              418,500
A.G. Edwards & Sons, Inc.        			    418,500
Guzman & Company        			            209,250
Janney Montgomery Scott LLC.       			    209,250
Prudential Securities Incorporated      	            418,500
Ramirez & Co., Inc.        				    418,500
RBC Dain Rauscher Inc.       				    418,500
Sanders Morris Harris       				    209,250
Muriel Siebert & Co., Inc.   				    418,500
The Williams Capital Group, L.P.       			    209,250
Total:                                                   69,750,000


Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/09/02	Montpelier Re Holdings

Shares            Price         Amount
1,300 	  	 $20.00 	$26,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$1.40        N/A	0.01%	           0.14%

Broker
Morgan Stanley & Co.

Underwriters of Montpelier Re Holdings

Underwriters*			Shares*

Total				9,524,000


*Share amounts of underwriters were
 not available at time of filing.